                                                               EXHIBIT 14.1

                       CODE OF BUSINESS CONDUCT AND ETHICS

I.       Purpose

          This Code of Business  Conduct  and Ethics  (this  "Code")  provides a
          general  statement  of  Cognigen  Networks,   Inc.'s  (the  "Company")
          expectations  regarding  the  ethical  standards  that each  director, officer and  employee  should  adhere to while acting on behalf of the
          Company.  Each director,  officer and employee is expected to read and become familiar with the ethical standards  described in this Code and may be required,  from time to time, to affirm his or her agreement to adhere to such  standards by signing the Compliance  Certificate  that appears at the end of this Code.

II.      Administration

          The  Company's  Board of  Directors  is  responsible  for  setting the standards  of business  conduct  contained  in this Code and  updating these  standards  as it deems  appropriate  to reflect  changes in the legal and regulatory framework applicable to the Company, the business practices  within the Company's  industry,  the Company's own business practices,  and the prevailing ethical standards of the communities in which the Company operates. While the Company's President will oversee the procedures designed to implement this Code to ensure that they are operating  effectively,  it is the individual  responsibility  of each director,  officer  and  employee  of the  Company to comply with this
          Code.

III.     Compliance with Laws, Rules and Regulations

          The Company  will comply  with all laws and  governmental  regulations that are applicable to the Company's activities,  and expects that all directors, officers and employees acting on behalf of the Company will obey the law. Specifically, the Company is committed to:

               o maintaining a safe and healthy work environment;

               o  promoting  a  workplace  that is free from  discrimination  or harassment based on race, color,  religion,  sex or other factors that are unrelated to the Company's business interests;

               o supporting fair competition and laws prohibiting  restraints of trade and other unfair trade practices;

               o  conducting  its  activities  in  full   compliance   with  all
               applicable environmental laws;

               o keeping the political  activities  of the Company's  directors, officers and employees separate from the Company's business;

               o prohibiting any illegal payments to any government officials or political party representatives of any country; and

               o complying  with all  applicable  state and  federal  securities laws.

     Directors, officers and employees are prohibited from illegally trading the
     Company's securities while in possession of material,  nonpublic ("inside")
     information about the Company.  The Company's Insider Trading Policy, which describes the nature of inside information and the related  restrictions on trading, is attached to and shall be deemed a part of this Code.

IV.      Conflicts of Interest

          A "conflict of interest" occurs when an individual's  private interest interferes in any way or even appears to interfere  with the interests of the  Company  as a whole.  A conflict  situation  can arise when an employee,  officer or director takes actions or has interests that may make it difficult to perform his or her Company work  objectively  and effectively.  Conflicts  also  arise  when  an  employee,  officer  or director, or a member of his or her family, receives improper personal benefits as a result of his or her position in the Company.

          Directors,  officers  and  employees  should  not be  involved  in any activity  which  creates  or gives the  appearance  of a  conflict  of interest between their personal interests and the Company's interests.
          In particular, no director, officer or employee shall:

     o    be a  consultant  to,  or a  director,  officer  or  employee  of,  or otherwise operate an outside business:

          -    that  markets  products  or  services  in  competition  with  the
               Company's current or potential products and services;

          -    that supplies products or services to the Company; or

          -    that purchases products or services from the Company;

     o    have any financial  interest,  including stock ownership,  in any such outside  business  that  might  create  or give  the  appearance  of a conflict of interest;

     o    seek or accept any  personal  loan or services  from any such  outside business,  except from  financial  institutions  or service  providers offering  similar  loans or services to third  parties  under  similar terms in the ordinary course of their respective businesses;

     o    be a  consultant  to,  or a  director,  officer  or  employee  of,  or otherwise  operate an outside  business  if the demands of the outside business would interfere with the director's,  officer's or employee's responsibilities with the Company;

     o    accept any personal loan or guarantee of obligations from the Company, except to the extent such arrangements are legally permissible;

     o    conduct  business  on  behalf of the  Company  with  immediate  family members,  which  include  spouses,  children,  parents,  siblings  and persons sharing the same home whether or not legal relatives; or

     o    use the Company's property, information or position for personal gain.

          The  appearance  of a conflict of interest  may exist if an  immediate family  member of a director,  officer or employee of the Company is a consultant  to,  or a  director,  officer  or  employee  of,  or has a significant financial interest in, a competitor,  supplier or customer of the Company, or otherwise does business with the Company.

          Directors  and  officers  shall  notify the Board of  Directors of the
          Company and employees  who are not directors or officers  shall notify their immediate supervisor of the existence of any actual or potential conflict of interest.

V.        Confidentiality; Protection and Proper Use of the Company's Assets

          Directors,  officers and employees shall maintain the  confidentiality of all information  entrusted to them by the Company or its suppliers, customers  or other  business  partners,  except  when  disclosure  is authorized by the Company or legally required.

          Confidential    information    includes   (1)    information    marked
          "Confidential,"  "Private  ... .. For  Internal  Use Only," or similar legends,  (2) technical or scientific  information relating to current and future products,  services or research,  (3) business or marketing plans or projections,  (4) earnings and other internal financial data,
          (5) personnel information, (6) supply and customer lists and (7) other non-public  information  that,  if  disclosed,  might be of use to the
          Company's  competitors,  or harmful to the  Company or its  suppliers, customers or other business partners.

          To  avoid   inadvertent   disclosure  of   confidential   information,
          directors,  officers  and  employees  shall not  discuss  confidential information  with  or in the  presence  of any  unauthorized  persons, including family members and friends.

          Directors,  officers and  employees  are  personally  responsible  for protecting  those  Company  assets that are  entrusted to them and for helping to protect the Company's assets in general.

          Directors,  officers and employees shall use the Company's  assets for the Company's legitimate business purposes only.

VI.        Fair Dealing

          The Company is committed to promoting the values of honesty, integrity and  fairness in the conduct of its  business  and  sustaining  a work environment  that fosters  mutual  respect,  openness  and  individual integrity.  Directors,  officers  and  employees  are expected to deal
          honestly  and  fairly  with  the   Company's   customers,   suppliers,
          competitors and other third parties. To this end, directors,  officers and employees shall not:

          o    make false or misleading  statements  to customers,  suppliers or other third parties;

          o    make false or misleading statements about competitors;

          o    solicit or accept  from any person  that does  business  with the
               Company, or offer or extend to any such person,

               -    cash of any amount; or

               -    gifts,   gratuities,   meals  or  entertainment  that  could
                    influence or reasonably  give the  appearance of influencing the Company's  business  relationship with that person or go beyond common  courtesies  usually  associated with accepted business practice;

          o    solicit or accept any fee,  commission or other  compensation for referring customers to third-party vendors; or

          o    otherwise  take unfair  advantage of the  Company's  customers or
               suppliers,   or  other  third  parties,   through   manipulation,
               concealment,   abuse  of  privileged  information  or  any  other
               unfair-dealing practice.

VII.     Corporate Opportunities

Employees, officers and directors should be prohibited from:

          o    taking  for   themselves   personally   opportunities   that  are
               discovered through the use of corporate property,  information or positions;

          o    using corporate property,  information,  or position for personal gain; and

          o    competing with the Company.

          Employees, officers and directors owe a duty to the Company to advance its legitimate interests when the opportunity to do so arises.

VIII.    Accurate and Timely Periodic Reports

          The Company is  committed  to  providing  investors  with full,  fair, accurate, timely and understandable disclosure in the periodic reports that it is required to file. To this end, the Company shall:

          o    comply  with  generally  accepted  accounting  principles  at all times;

          o    maintain  a system  of  internal  accounting  controls  that will provide reasonable assurances to management that all transactions are properly recorded;

          o    maintain books and records that accurately and fairly reflect the
               Company's transactions;

          o    prohibit the establishment of any undisclosed or unrecorded funds or assets;

          o    maintain  a  system  of  internal   controls  that  will  provide
               reasonable  assurances  to management  that material  information about  the  Company  is made  known to  management,  particularly during the periods in which the  Company's  periodic  reports are being prepared; and

          o    present  information  in a clear and orderly manner and avoid the use of legal  and  financial  jargon  in the  Company's  periodic reports.

IX.      Reporting and Compliance Procedures

          Every  employee,  officer and director has the  responsibility  to ask questions,  seek  guidance,  report  suspected  violations and express concerns regarding compliance with this Code. Any employee, officer or
          director   who  knows  or   believes   that  any  other   employee  or
          representative   of  the   Company  has  engaged  or  is  engaging  in
          Company-related  conduct  that  violates  applicable  law or this Code should  report such  information  to his or her  supervisor  or to the
          Company's Audit  Committee,  as described  below.  You may report such conduct openly or anonymously without fear of retaliation. The Company will not  discipline,  discriminate  against or retaliate  against any employee who reports such conduct,  unless it is  determined  that the report was made with knowledge  that it was false.  Any supervisor who receives a report of a violation of this Code must immediately  inform the Audit Committee.

          You may report violations of this Code, on a confidential or anonymous
     basis,   by  contacting  the  Company's   Audit   Committee  by  e-mail  at
     Seelbach@aol.com. While we prefer that you identify yourself when reporting violations so that we may follow up with you, as necessary,  for additional information, you may leave messages anonymously if you wish.

          If the Audit  Committee  receives  information  regarding  an  alleged violation of this Code, the Committee  shall, as appropriate,  (a) evaluate such  information,  (b) if the  alleged  violation  involves  an  executive officer or a director,  inform the  President and Board of Directors of the alleged  violation,  (c)  determine  whether it is  necessary to conduct an informal  inquiry  or a formal  investigation  and,  if so,  initiate  such inquiry or investigation  and (d) report the results of any such inquiry or investigation,  together with a  recommendation  as to  disposition  of the matter, to the President for action,  or if the alleged violation  involves an executive officer or a director,  report the results of any such inquiry or  investigation  to the  Board  of  Directors.  Employees,  officers  and directors are expected to cooperate fully with any inquiry or investigation by the Company  regarding  an alleged  violation  of this Code.  Failure to cooperate with any such inquiry or investigation may result in disciplinary action, up to and including discharge.

          The  Company  shall  determine  whether  violations  of this Code have occurred and, if so, shall determine the disciplinary  measures to be taken against any  employee  who has  violated  this Code.  In the event that the alleged  violation  involves  an  executive  officer  or  a  director,  the
     President and the Board of Directors, respectively, shall determine whether a violation  of this Code has  occurred  and, if so,  shall  determine  the disciplinary  measures  to be  taken  against  such  executive  officer  or director.  If the violation involves the President,  the Board of Directors shall  determine  whether a violation of this Code has occurred and, if so, shall determine the  disciplinary  measures to be taken against him or her.
     If the President is also a Director,  then he or she shall not  participate or be  present  in any  meeting  of the  Board of  Directors  concerning  a violation of this Code by such person.

          Failure to comply with the standards outlined in this Code will result in disciplinary action including, but not limited to, reprimands, warnings, probation or  suspension  without  pay,  demotions,  reductions  in salary, discharge and restitution.  Certain violations of this Code may require the
     Company to refer the matter to the  appropriate  governmental or regulatory authorities for investigation or prosecution.  Moreover, any supervisor who directs or approves of any conduct in  violation  of this Code,  or who has knowledge  of such  conduct and does not  promptly  report it, also will be subject to disciplinary action, up to and including discharge.

X.       Dissemination and Amendment

          This Code  shall be  distributed  to each new  employee,  officer  and director of the Company upon commencement of his or her employment or other relationship  with the  Company and shall also be  distributed  annually to each  employee,  officer and  director of the Company,  and each  employee, officer and director  shall certify that he or she has  received,  read and understood the Code and has complied with its terms.

     The Company  reserves the right to amend,  alter or terminate  this Code at any time for any reason.

XI.      Waivers

          The  provisions  of this Code may be waived for directors or executive officers  only by a resolution of the  Company's  Board of  Directors.  The provisions  of this Code may be waived for  employees who are not directors or  executive  officers  by the  employee's  immediate  supervisor.  If the supervisor  agrees that an  exception is  appropriate,  the approval of the
     Company's President must be obtained.  Any waiver of this Code granted to a director or executive officer will be publicly disclosed as required by the filing of a Current  Report on Form 8-K with the  Securities  and  Exchange
     Commission  and any filings  required to be made with any exchange on which the Company's securities are listed.

                             COMPLIANCE CERTIFICATE

          I have read and understand the Company's Code of Business  Conduct and
     Ethics (the "Code"). I will adhere in all respects to the ethical standards described  in the  Code.  I  further  confirm  my  understanding  that  any violation of the Code will subject me to appropriate  disciplinary  action, which may include demotion or discharge.

          I  certify  to the  Company  that I am not in  violation  of the Code, unless I have noted such  violation  in a signed  Statement  of  Exceptions attached to this Compliance Certificate.

Date:                                                    _______________________
                                                         Name:
                                                         Position:

Check one of the following:

        A Statement of Exceptions is attached.

        No Statement of Exceptions is attached.